EXHIBIT 23.1

                               Agee Fisher, LLC.


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the inclusion in this current report on Form 8-K/A-3 of our report dated June 7, 1998, relating to the financial statements of CRSI Acquisition, Inc. for the years ended December 31, 1997 and 1996 and the three months ended December 31, 1995, and the financial statements of its predecessor company, JEFA International, Inc., for the seven months ended September 30, 1995. We also hereby consent to the incorporation by reference of this report in Able Telcom Holding Corp.'s Registration Statements on Form S-3 (Commission File No. 333-22105), and Form S-8 (Commission File No. 333-04377).


                                                           /s/ Agee Fisher, LLC.
                                                           ---------------------
                                                               AGEE FISHER, LLC.

Atlanta, Georgia
September 30, 1998